UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2018

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On January 9, 2018, we entered into an engagement agreement (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to act as our exclusive placement agent in connection with an offering of our common stock. Pursuant to the Engagement Letter, we agreed to pay Wainwright a placement agent fee of 6.0% and a management fee of 1.0% of the aggregate gross proceeds of the offering described below. We also agreed to reimburse Wainwright for its expenses in connection with the offering on a non-accountable basis in an amount equal to $25,000 and up to $100,000 for legal fees and expenses. A copy of the Engagement Letter is attached to this report as Exhibit 99.1.

On January 12, 2018, we completed the closing of our previously announced public offering of 4,000,000 shares of our common stock at a price of $1.00 per share. In connection with the offering, on January 10, 2018 we entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors in the offering. The form of Purchase Agreement is attached to this report as Exhibit 99.2. The net proceeds to us from the offering are expected to be approximately $3.5 million, after deducting placement agent fees and estimated offering expenses payable by us. We anticipate using the net proceeds from the offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, and general and administrative expenses.

The offering was made pursuant to our registration statement on Form S-3 (File No. 333-210974), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 13, 2016, and a prospectus supplement thereunder. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached to this report as Exhibit 5.1.

On January 9, 2018, we issued a press release announcing the offering, and on January 10, 2018, we issued a press release announcing the pricing of the offering. Copies of these press releases are attached to this report as Exhibits 99.3 and 99.4, respectively.

The Engagement Letter and the Purchase Agreements contain customary representations, warranties and agreements by us, were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the other parties to such agreements, and may be subject to limitations agreed upon by such parties.

The foregoing descriptions of the Engagement Letter and the Purchase Agreements are not complete and are qualified in their entireties by reference to the full text of the respective agreements.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the anticipated net proceeds from the offering and the anticipated use of such proceeds. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with estimating offering related expenses and risks associated with our financial condition and business. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Engagement Letter, dated January 9, 2018, by and among AmpliPhi Biosciences Corporation and H.C. Wainwright & Co., LLC
99.2	Form of Securities Purchase Agreement
99.3	Press Release, dated January 9, 2018, titled “AmpliPhi Biosciences Announces Proposed Public Offering of Common Stock”
99.4	Press Release, dated January 10, 2018, titled “AmpliPhi Biosciences Announces Pricing of $4.0 Million Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2018	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer